Exhibit 99.1

SPX FLOW REPORTS THIRD QUARTER 2017 RESULTS

●	Orders of $512 Million, Increased 12% Year-over-Year, 10% Organically

●	Revenue of $491 Million, Increased 5% Year-over-Year, 3% Organically

●	Operating Cash Flow of $45 Million; Adjusted Free Cash Flow* of $52 Million

●	Net Debt* Reduced by 19% Through Nine Months, Net Leverage Reduced to 3.4x

●	GAAP EPS of $0.30, Adjusted EPS* of $0.42

●	Updated 2017 Full Year Guidance; Reaffirmed 2018 Financial Framework
____________________________________________________________________________________
CHARLOTTE, NC - November 1, 2017 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended September 30, 2017. Management will discuss the results in more detail on its Q3 2017 earnings webcast this morning at 8:30 am ET.
"Over the past two years, we have transitioned SPX FLOW to an operating company with an improved cost position and a streamlined organization. Our realignment program is nearly complete and we expect to realize the full, annualized benefit of our $140 million savings target in 2018. We have also established a strong foundation for customer engagement, growth and margin expansion," said Marc Michael, President and Chief Executive Officer.
“Our Q3 2017 financial results underscore our progress. As compared to the prior year period, orders grew 12%, revenues grew 5% and segment income margins expanded 80 points. In addition, we generated strong cash flow and further strengthened our financial position.”
Michael continued, “Since the end of 2016, our backlog has now increased 23%, net debt has been reduced by 19% and net leverage is down to 3.4x.”
“Today we updated our 2017 full year guidance to reflect our results through the first nine months and our outlook for the fourth quarter. We increased our full year adjusted free cash flow guidance to a range of $150 to $160 million, up from our previous guidance range of $130 to $150 million, reflecting the strength of our year-to-date free cash flow performance. We modestly lowered our full year revenue target to a range of $1.920 to $1.940 billion, as compared to our previous target range of $1.925 to $1.975 billion, due primarily to delays on the timing of certain projects in backlog. On this level of revenue, our adjusted EBITDA is now expected to be between $193 and $200 million, compared to our previous guidance range of $195 to $215 million.”
“For 2018, we reaffirmed our financial framework, targeting revenue of $2.000 to $2.050 billion, or 4% to 6% growth from the mid-point of our updated 2017 guidance, and EBITDA of $240 to $260 million. As we plan for 2018 and beyond, we are prioritizing investments in our highest value product lines and emphasizing continuous improvement actions across the enterprise to drive margin expansion. We see potential for significant value creation as we continue our journey to transform SPX FLOW into a high-performing operating enterprise,” Michael concluded.
Third Quarter 2017 Overview:

•
Orders increased 12.3% to $512.4 million, as compared to $456.3 million in the year-ago quarter. Organic orders increased 10.4% or $47.5 million, with growth across all three segments, including a $28 million dairy processing award in the Food and Beverage segment. The impact of the U.S. Dollar versus foreign currencies increased orders by 1.9%, or $8.6 million.

◦	Excluding large capital orders(1), orders grew organically by $38.4 million to $484.4 million, up 8.8% from the year-ago quarter, driven by the Power and Energy segment.

•
Revenues increased 5.2% to $491.1 million, as compared to $466.8 million in the year-ago quarter. Organic revenues* grew 3.4%, or $16.0 million, driven by the Power and Energy and Industrial segments. The impact of the U.S. Dollar versus foreign currencies increased revenues by 1.8%, or $8.3 million.

•	Operating income and margin were $37.5 million and 7.6% as compared to $21.4 million and 4.6% in the year-ago quarter.

◦	The company recorded $(2.3) million of special charges in the third quarter related to its previously announced realignment program.

•	Excluding special charges, adjusted operating income* and margin were $39.8 million and 8.1% respectively.

•	Diluted net earnings per share were $0.30 including special charges of $(0.04) per share related to the company's global realignment program and $(0.08) per share of discrete and other tax items.

•	Excluding special charges and the tax items described above, adjusted earnings per share* were $0.42.

•	Net cash from operating activities was $45.3 million in the quarter including $(9.3) million of cash outflows in support of the company’s realignment program.

•	Free cash flow* was $43.0 million, including the net cash from operating activities described above less $(2.3) million in capital expenditures.

•	Adjusted free cash flow* for the quarter was $52.3 million.

•	Net income for the quarter was $12.8 million and adjusted net income* was $17.6 million.

•	Adjusted EBITDA* was $55.4 million.
Third Quarter 2017 Results by Segment:
Food and Beverage
Revenues for Q3 2017 were $176.4 million, compared to $173.0 million in Q3 2016, an increase of $3.4 million, or 2.0%. Organic revenues* grew modestly during the period, and currency fluctuations increased revenues by 1.9%, or $3.2 million. On an organic basis, growth in component sales was largely offset by lower revenue from systems projects.
Segment income was $19.9 million, or 11.3% of revenues, compared to $19.6 million, or 11.3% of revenues, in Q3 2016. Segment income increased primarily due to the revenue growth, improved productivity in the Bydgoszcz, Poland facility and savings from restructuring actions and cost reduction initiatives. These items were largely offset by increased variable incentive compensation.
Power and Energy
Revenues for Q3 2017 were $141.0 million, compared to $127.3 million in Q3 2016, an increase of $13.7 million, or 10.8%. Organic revenues* grew 9.4%, or $12.0 million, and currency fluctuations increased revenues by 1.4%, or $1.7 million. On an organic basis, aftermarket sales grew double-digits year-over-year. Original equipment revenues also grew organically, driven by an increase in revenue related to valves and pumps used in midstream oil applications, partially offset by a decrease in shipments of valve closure and filtration products.
Segment income was $12.8 million, or 9.1% of revenues, compared to $5.5 million, or 4.3% of revenues, in Q3 2016. The increase in segment income and margin was driven by the organic revenue growth described above, particularly in higher-margin aftermarket sales, and savings from restructuring actions and cost reduction initiatives.
Industrial
Revenues for Q3 2017 were $173.7 million, compared to $166.5 million in Q3 2016, an increase of $7.2 million, or 4.3%. Organic revenues* grew 2.3%, or $3.8 million, and currency fluctuations increased revenues by 2.0%, or $3.4 million. The organic growth was driven by higher sales of heat exchangers and hydraulic tools.
Segment income was $22.0 million, or 12.7% of revenues, compared to $23.0 million, or 13.8% of revenues, in Q3 2016. The decrease in segment income and margin was due primarily to increased variable incentive compensation, which was partially offset by savings from restructuring actions and cost reduction initiatives.

2017 Updated Full Year Financial Guidance:

2017 Updated Full Year Financial Guidance
($ millions; except per share data)	Pre-Adjusted Basis	Adjusted Basis(2)
Revenue	$1,920 to $1,940	$1,920 to $1,940
Segment income	$193 to $200	$193 to $200
Special charges	~$22	$0
Net income	$29 to $34	$48 to $53
Earnings per share	$0.70 to $0.82	$1.14 to $1.26
EBITDA*	$171 to $178	$193 to $200
Free cash flow*	$115 to $125	$150 to $160
OTHER ITEMS
Global Realignment Program: As previously disclosed, the company is optimizing its global footprint, streamlining business processes and reducing selling, general and administrative expense through a global realignment program. The realignment program is intended to reduce costs across operating sites and corporate and global functions, in part by making structural changes and process enhancements to help the company operate more efficiently. The realignment program was initiated in 2015 and the vast majority of the planned actions are expected to be complete by the end of 2017. The total cost of the program is now expected to be approximately $145.0 million with annualized savings of approximately $140.0 million, fully realized by the end of 2018.
Debt Repayment: On October 31, 2017 the company made a voluntary prepayment of $80.0 million on its term loan, reducing the outstanding principal balance of the term loan to $295.0. This payment was partially funded with 20 million dollars of borrowings on our AR securitization facility.
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 30, 2017 with the Securities and Exchange Commission on November 1, 2017. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW is a global supplier of highly engineered solutions, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets. SPX FLOW has approximately $2 billion in annual revenues with operations in over 30 countries and sales in over 150 countries around the world. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP number. See attached schedules for reconciliation from most comparable GAAP number. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate our ongoing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.

(1)	Large capital orders defined as individual orders greater than $15 million in value.

(2)
On an adjusted basis, 2017 guidance assumes an effective tax rate of 30% and 42 million shares outstanding. It excludes ~$22 million of special charges and ~$35 million of cash outflows related to the company's realignment program. See attached schedules for reconciliations of pre-adjusted guidance to adjusted guidance figures.

Management acknowledges that there are many items that impact a company's reported results and the adjustments reflected in these Non-GAAP metrics are not intended to present all items that may have impacted these results. In addition, these Non-GAAP metrics are not necessarily comparable to similarly-titled measures used by other companies.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.

Investor and Media Contact:
Ryan Taylor, Vice President, Communications and Investor Relations
704-752-4486
E-mail: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenues	$491.1	$466.8	$1,422.3	$1,500.6
Costs and expenses:
Cost of products sold	332.0	320.7	971.1	1,028.5
Selling, general and administrative	114.9	107.8	343.2	359.1
Intangible amortization	4.4	4.4	13.3	15.8
Impairment of goodwill and intangible assets	—	—	—	426.4
Special charges	2.3	12.5	17.6	64.3
Operating income (loss)	37.5	21.4	77.1	(393.5)

Other income (expense), net	0.6	0.6	(1.8)	(3.1)
Interest expense, net	(15.5)	(14.2)	(47.2)	(42.9)
Loss on early extinguishment of debt	—	(38.9)	—	(38.9)
Income (loss) before income taxes	22.6	(31.1)	28.1	(478.4)
Income tax benefit (provision)	(9.6)	26.9	(12.2)	89.8
Net income (loss)	13.0	(4.2)	15.9	(388.6)
Less: Net income attributable to noncontrolling interests	0.2	0.5	0.2	—
Net income (loss) attributable to SPX FLOW, Inc.	$12.8	$(4.7)	$15.7	$(388.6)

Basic income (loss) per share of common stock	$0.31	$(0.11)	$0.38	$(9.41)
Diluted income (loss) per share of common stock	$0.30	$(0.11)	$0.37	$(9.41)

Weighted average number of common shares outstanding - basic	41.884	41.383	41.765	41.307
Weighted average number of common shares outstanding - diluted	42.332	41.383	42.126	41.307

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and equivalents	$281.1	$215.1
Accounts receivable, net	450.7	446.9
Inventories, net	317.9	272.4
Other current assets	52.7	72.8
Total current assets	1,102.4	1,007.2
Property, plant and equipment:
Land	34.9	36.1
Buildings and leasehold improvements	245.7	242.4
Machinery and equipment	455.1	420.8
	735.7	699.3
Accumulated depreciation	(368.5)	(322.0)
Property, plant and equipment, net	367.2	377.3
Goodwill	767.9	722.5
Intangibles, net	353.5	344.3
Other assets	152.6	151.9
TOTAL ASSETS	$2,743.6	$2,603.2

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$218.8	$203.8
Accrued expenses	382.7	329.9
Income taxes payable	15.0	10.8
Short-term debt	24.8	27.7
Current maturities of long-term debt	20.4	20.2
Total current liabilities	661.7	592.4
Long-term debt	959.2	1,060.9
Deferred and other income taxes	70.5	62.2
Other long-term liabilities	126.6	125.5
Total long-term liabilities	1,156.3	1,248.6
Mezzanine equity	21.1	20.1
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,657.3	1,640.4
Accumulated deficit	(358.2)	(373.9)
Accumulated other comprehensive loss	(387.3)	(521.4)
Common stock in treasury	(8.4)	(4.9)
Total SPX FLOW, Inc. shareholders' equity	903.8	740.6
Noncontrolling interests	0.7	1.5
Total equity	904.5	742.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,743.6	$2,603.2

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 30, 2017	October 1, 2016	Δ	%/bps	September 30, 2017	October 1, 2016	Δ	%/bps
Food and Beverage

Revenues	$176.4	$173.0	$3.4	2.0%	$518.8	$545.8	$(27.0)	-4.9%
Gross profit	56.5	51.8	4.7		161.8	162.6	(0.8)
Selling, general and administrative expense	34.7	30.3	4.4		103.1	100.1	3.0
Intangible amortization expense	1.9	1.9	—		6.0	5.6	0.4
Income	$19.9	$19.6	$0.3	1.5%	$52.7	$56.9	$(4.2)	-7.4%
as a percent of revenues	11.3%	11.3%		0bps	10.2%	10.4%		-20bps

Power and Energy

Revenues	$141.0	$127.3	$13.7	10.8%	$391.9	$432.8	$(40.9)	-9.5%
Gross profit	43.7	36.2	7.5		113.8	125.0	(11.2)
Selling, general and administrative expense	29.8	29.6	0.2		89.2	101.2	(12.0)
Intangible amortization expense	1.1	1.1	—		3.3	6.1	(2.8)
Income	$12.8	$5.5	$7.3	132.7%	$21.3	$17.7	$3.6	20.3%
as a percent of revenues	9.1%	4.3%		480bps	5.4%	4.1%		130bps

Industrial

Revenues	$173.7	$166.5	$7.2	4.3%	$511.6	$522.0	$(10.4)	-2.0%
Gross profit	58.9	58.1	0.8		175.6	184.5	(8.9)
Selling, general and administrative expense	35.5	33.7	1.8		107.7	111.1	(3.4)
Intangible amortization expense	1.4	1.4	—		4.0	4.1	(0.1)
Income	$22.0	$23.0	$(1.0)	-4.3%	$63.9	$69.3	$(5.4)	-7.8%
as a percent of revenues	12.7%	13.8%		-110bps	12.5%	13.3%		-80bps

Consolidated Revenues	$491.1	$466.8	$24.3	5.2%	$1,422.3	$1,500.6	$(78.3)	-5.2%
Consolidated Segment Income	54.7	48.1	6.6	13.7%	137.9	143.9	(6.0)	-4.2%
as a percent of revenues	11.1%	10.3%		80bps	9.7%	9.6%		10bps

Total income for reportable segments	$54.7	$48.1	$6.6		$137.9	$143.9	$(6.0)
Corporate expense	14.5	13.8	0.7		42.1	45.3	(3.2)
Pension and postretirement service costs	0.4	0.4	—		1.1	1.4	(0.3)
Impairment of goodwill and intangible assets	—	—	—		—	426.4	(426.4)
Special charges	2.3	12.5	(10.2)		17.6	64.3	(46.7)
Consolidated Operating Income (Loss)	$37.5	$21.4	$16.1	75.2%	$77.1	$(393.5)	$470.6	-119.6%
as a percent of revenues	7.6%	4.6%		300bps	5.4%	(26.2)%		*

* Not meaningful for comparison purposes.

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Cash flows from (used in) operating activities:
Net income (loss)	$13.0	$(4.2)	$15.9	$(388.6)
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Special charges	2.3	12.5	17.6	64.3
Impairment of goodwill and intangible assets	—	—	—	426.4
Deferred income taxes	3.0	(35.9)	(0.9)	(100.2)
Depreciation and amortization	15.2	15.6	45.9	49.7
Stock-based compensation	4.2	3.0	12.1	14.2
Pension and other employee benefits	2.2	1.7	5.5	7.3
Gain on asset sales and other, net	(1.4)	(0.1)	(2.9)	(1.4)
Loss on early extinguishment of debt	—	38.9	—	38.9
Changes in operating assets and liabilities:
Accounts receivable and other assets	5.5	43.9	32.7	30.7
Inventories	(5.0)	(1.3)	(23.4)	(5.0)
Accounts payable, accrued expenses and other	15.6	(21.3)	42.5	(77.2)
Domestic pension payments	—	(53.9)	—	(65.9)
Cash spending on restructuring actions	(9.3)	(20.3)	(27.8)	(43.2)
Net cash from (used in) operating activities	45.3	(21.4)	117.2	(50.0)
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	6.3	0.3	37.4	2.4
Increase in restricted cash	—	—	—	(0.2)
Capital expenditures	(2.3)	(7.2)	(13.7)	(37.3)
Net cash from (used in) investing activities	4.0	(6.9)	23.7	(35.1)
Cash flows from (used in) financing activities:
Proceeds from issuance of senior notes	—	600.0	—	600.0
Repurchases of senior notes (includes premiums paid of $36.4)	—	(636.4)	—	(636.4)
Borrowings under senior credit facilities	—	304.0	125.5	328.0
Repayments of senior credit facilities	(6.0)	(238.0)	(208.5)	(260.0)
Borrowings under trade receivables financing arrangement	12.0	46.9	89.1	79.9
Repayments of trade receivables financing arrangement	(12.0)	(31.7)	(110.3)	(53.7)
Borrowings under other financing arrangements	3.6	0.1	9.4	1.2
Repayments of other financing arrangements	(3.0)	(4.0)	(12.6)	(12.8)
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.2)	(0.1)	(3.5)	(3.2)
Dividends paid to noncontrolling interests in subsidiary	—	—	(1.5)	(1.2)
Financing fees paid	—	(12.6)	—	(12.6)
Net cash from (used in) financing activities	(5.6)	28.2	(112.4)	29.2
Change in cash and equivalents due to changes in foreign currency exchange rates	11.3	(1.0)	37.5	(12.1)
Net change in cash and equivalents	55.0	(1.1)	66.0	(68.0)
Consolidated cash and equivalents, beginning of period	226.1	229.0	215.1	295.9
Consolidated cash and equivalents, end of period	$281.1	$227.9	$281.1	$227.9

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended September 30, 2017
	Net Revenue Growth	Foreign Currency	Organic Revenue Growth
Food and Beverage	2.0%	1.9%	0.1%
Power and Energy	10.8%	1.4%	9.4%
Industrial	4.3%	2.0%	2.3%
Consolidated	5.2%	1.8%	3.4%

	Nine months ended September 30, 2017
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(4.9)%	(0.1)%	(4.8)%
Power and Energy	(9.5)%	(1.7)%	(7.8)%
Industrial	(2.0)%	(0.1)%	(1.9)%
Consolidated	(5.2)%	(0.5)%	(4.7)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	September 30, 2017
Beginning cash and equivalents	$215.1

Net cash from operating activities	117.2
Proceeds from asset sales and other, net	37.4
Capital expenditures	(13.7)
Borrowings under senior credit facilities	125.5
Repayments of senior credit facilities	(208.5)
Borrowings under trade receivables financing arrangement	89.1
Repayments of trade receivables financing arrangement	(110.3)
Borrowings under other financing arrangements	9.4
Repayments of other financing arrangements	(12.6)
Minimum withholdings paid on behalf of employees for net share settlements, net	(3.5)
Dividends paid to noncontrolling interests in subsidiary	(1.5)
Change in cash and equivalents due to changes in foreign currency exchange rates	37.5

Ending cash and equivalents	$281.1

	Debt and Net Debt at
	September 30, 2017	December 31, 2016
Domestic revolving loan facility	$—	$68.0
Term loan	375.0	390.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Trade receivables financing arrangement	—	21.2
Other indebtedness	40.7	42.4
Less: deferred financing fees	(11.3)	(12.8)
Total debt	$1,004.4	$1,108.8

Total debt	$1,004.4	$1,108.8
Less: debt balances under purchase card program	(21.3)	(17.9)
Less: cash and equivalents in excess of $50.0	(231.1)	(165.1)
Net debt(1)	$752.0	$925.8

(1) Represents net debt calculated in a manner consistent with the definition of certain related defined terms within our senior credit facilities.

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW AND ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended		2017
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016	Mid-Point Guidance
Net cash from (used in) operating activities	$45.3	$(21.4)	$117.2	$(50.0)	$140
Capital expenditures	(2.3)	(7.2)	(13.7)	(37.3)	(20)
Free cash flow from (used in) operations	$43.0	$(28.6)	$103.5	$(87.3)	$120

Free cash flow from (used in) operations	$43.0	$(28.6)	$103.5	$(87.3)	$120
Cash spending on restructuring actions	9.3	20.3	27.8	43.2	35
Capital expenditures related to manufacturing expansion in Poland	—	1.7	—	17.9	—
Domestic pension payments, net of tax benefit	—	33.0	—	41.0	—
Adjusted free cash flow from operations	$52.3	$26.4	$131.3	$14.8	$155

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		2017
	September 30, 2017	October 1, 2016	Mid-Point Guidance
Operating income	$37.5	$21.4	$116
Special charges	2.3	12.5	22
Adjusted operating income	$39.8	$33.9	$138

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		2017
	September 30, 2017	October 1, 2016	Mid-Point Guidance
Net income (loss) attributable to SPX FLOW, Inc.	$12.8	$(4.7)	$32
Loss on early extinguishment of debt, net of tax benefit	—	24.3	—
Special charges, net of tax benefit	1.8	8.5	17
Net discrete tax items and other	3.0	(14.0)	3
Adjusted net income attributable to SPX FLOW, Inc.	$17.6	$14.1	$51

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended		2017
	September 30, 2017	October 1, 2016	Mid-Point Guidance
Net income (loss) attributable to SPX FLOW, Inc.	$12.8	$(4.7)	$32

Income tax provision (benefit)	9.6	(26.9)	19
Interest expense, net	15.5	14.2	63
Depreciation and amortization	15.2	15.6	61
EBITDA	53.1	(1.8)	175
Special charges	2.3	12.5	22
Loss on early extinguishment of debt	—	38.9	—
Adjusted EBITDA	55.4	49.6	197
Non-cash compensation expense	5.7	4.7	22
Non-service pension costs (benefits)	0.3	(0.4)	—
Interest income	1.2	0.9	5
Gain on asset sales and other, net	(1.4)	(0.1)	(3)
Other	0.2	0.2	1
Bank consolidated EBITDA	$61.4	$54.9	$222

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended		2017
	September 30, 2017	October 1, 2016	Mid-Point Guidance
Diluted earnings (loss) per share	$0.30	$(0.11)	$0.76
Loss on early extinguishment of debt, net of tax benefit	—	0.59	—
Special charges, net of tax benefit	0.04	0.21	0.36
Net discrete tax items and other	0.08	(0.35)	0.08
Adjusted diluted earnings per share	$0.42	$0.34	$1.20